                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                  May 11, 1999



                          WESTERN WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




            000-28160                                    91-1638901
     (Commission File Number)                (IRS Employer Identification No.)



                         3650 131st Avenue SE, Suite 400
                               Bellevue, WA 98006
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On May 11, 1999, Western Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                            Media:
Ken Prussing                                     John Snyder
(425) 586-8072                                   Snyder Buscher Group
ken.prussing@wwireless.com                       (206) 652-9704
                                                 jsnyder@sbgir.com

         WESTERN WIRELESS ANNOUNCES FIRST QUARTER 1999 FINANCIAL RESULTS
          - CELLULAR CASH FLOW OF $44.4 MILLION FOR THE FIRST QUARTER -
  - 35,100 INCREASE IN CELLULAR SUBSCRIBERS DURING THE FIRST QUARTER OF 1999 -

        BELLEVUE, Wash. (May 11, 1999) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of cellular, announced today its financial and operating results for the first quarter ended March 31, 1999.

        "The need for telecommunication services in rural communities has never been greater. We look forward to being an integral part of the 21st Century infrastructure in rural America." said John W. Stanton, chairman and chief executive officer of Western Wireless. "Through Western Wireless International, we are bringing the latest wireless technology to seven countries. In each of these markets, we are using our expertise to support the economic growth and development by providing essential communications services."

        "Western Wireless cellular operations are off to a great start in 1999", continued Stanton. "With record subscriber and revenue growth, Western Wireless continues to be one of the industry leaders. We continued to see good growth in EBITDA (operating income before depreciation and amortization) during the first quarter of 1999, as it is up 32.5 percent from the same quarter in 1998 to $44.4 million."

        TOTAL COMPANY RESULTS

        At the end of the first quarter 1999 the company reported total revenues of $115.9 million for the quarter, up 28 percent over the same quarter a year ago. Net loss from continuing operations was $5.2 million for the quarter ending March 31, 1999, a loss of $0.07 per share. Net loss for the quarter ending March 31, 1999, was $113.6 million, a loss of $1.49 per share. On May 3, 1999 VoiceStream Wireless was spun-off to shareholders of Western Wireless. This spin-off was a tax free distribution of one share of VoiceStream Wireless (NASDAQ: VSTR) for each share of Western Wireless stock owned. The net loss for the first quarter of 1999 includes a net loss of $89.9 million from the VoiceStream discontinued operations and $18.5 million due to the cost of the discontinuance.

WESTERN WIRELESS CELLULAR RESULTS

        Cellular subscribers increased by 35,100 to 695,500 during the first quarter of 1999, a 27 percent year to year increase. Cellular service revenues for the first quarter of 1999 increased 27 percent from the same quarter a year ago to $111.5 million. Cellular EBITDA for the quarter was $44.4 million, a 32.5 percent increase over the same quarter in 1998. Cellular capital expenditures were $21.4 million for the quarter. The cellular business generated over $23 million in free cash flow (EBITDA less capital expenditures) during the first quarter of 1999.

WESTERN WIRELESS INTERNATIONAL

        Western Wireless International ("WWI"), continued to make good progress during the first quarter. WWI's operating companies in Latvia, Georgia, and Iceland provide service to over 95,000 subscribers as of the end of the first quarter 1999. WWI is on track to launch new service in Croatia and Haiti on schedule during 1999. Operations in Ghana are progressing with the our international gateway carrying both inbound and outbound traffic.

        Based in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States. It currently offers cellular service marketed under the Cellular One(R) name in 17 western states.







                  [Remainder of page intentionally left blank.]

                          WESTERN WIRELESS CORPORATION
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                                Three months ended March 31,
                                                                            -----------------------------------
                                                                                1999                   1998
                                                                            ------------           ------------
Revenues:
   Subscriber revenues                                                      $     86,934           $     76,103
   Roamer revenues                                                                23,250                 10,487
   Equipment sales and other revenues                                              5,679                  4,040
                                                                            ------------           ------------
       Total revenues                                                            115,863                 90,630
                                                                            ------------           ------------

Operating expenses:
   Cost of service                                                                15,504                 11,887
   Cost of equipment sales                                                         7,763                  7,452
   General and administrative                                                     26,704                 20,262
   Sales and marketing                                                            21,460                 17,491
   Depreciation and amortization                                                  22,441                 17,550
                                                                            ------------           ------------
       Total operating expenses                                                   93,872                 74,642
                                                                            ------------           ------------

Operating income                                                                  21,991                 15,988
                                                                            ------------           ------------

Other income (expense):
   Interest and financing expense, net                                           (23,296)               (20,021)
   Equity in net loss of unconsolidated affiliates                                (4,761)                (2,081)
   Other, net                                                                        647                    512
                                                                            ------------           ------------
       Total other expense                                                       (27,410)               (21,590)
                                                                            ------------           ------------

Minority interest in net loss of consolidated subsidiaries                           192
                                                                            ------------

Net loss from continuing operations                                               (5,227)                (5,602)

Net loss from discontinued operations                                            (89,861)               (58,548)
Cost of discontinuance                                                           (18,500)
                                                                            ------------           ------------
                                                                                (108,361)               (58,548)
                                                                            ------------           ------------
       Net loss                                                             $   (113,588)          $    (64,150)
                                                                            ============           ============

Basic and diluted loss per common share
   Continuing operations                                                    $      (0.07)          $      (0.07)
   Discontinued operations                                                         (1.18)                 (0.77)
                                                                            ------------           ------------
Basic and diluted loss per common share                                     $      (1.49)          $      (0.84)
                                                                            ============           ============

Weighted average common shares used in computing
    basic loss per common share                                               76,252,000             75,968,000
                                                                            ============           ============

Comprehensive income (loss)
   Net loss                                                                 $   (113,588)
   Other comprehensive income:
       Foreign currency translation adjustment                                       152
                                                                            ------------
Total comprehensive loss                                                    $   (113,436)
                                                                            ============

Supplemental data:
   EBITDA (operating income before depreciation and amortization)           $     44,432           $     33,538
                                                                            ============           ============
   Ending Subscribers                                                            695,500                547,100

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WESTERN WIRELESS CORPORATION

                                            Dated:  May 11, 1999

                                            By  /s/ Alan R. Bender
                                               ---------------------------------
                                               Alan R. Bender
                                               Senior Vice President,
                                               General Counsel and Secretary